Exhibit 99.1

PRESS RELEASE: MAY 7, 2012

POWER REIT OUTLINES STRONG VALUE PROPOSITION AND GROWTH
BUSINESS PLAN IN NEW SHAREHOLDER PRESENTATION


WEST BABYLON, NY. On May 7, 2012, Power REIT, a Maryland real estate investment trust, released a shareholder presentation on the Company's business plan to acquire real-estate tied to energy and transportation infrastructure, with a focus on renewable energy. The presentation is available on Power REIT's corporate website under the "Investor Relations" section at www.pwreit.com.

The presentation provides an overview of the Company's business plan, strong value proposition and key milestones that have been achieved in 2011 and year-to-date 2012.


Forward Looking Statements

This press release may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by the Power REIT's forward-looking statements, and such difference might be significant and materially adverse to Power REIT's security holders.

All forward-looking statements reflect the Power REIT's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Power REIT's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in Power REIT's registration statement filed with the SEC on April 12, 2012, and other risks described in documents subsequently filed by Power REIT from time to time with the SEC.

Investor Relations

Please contact Arun Mittal for further information or for business opportunities:

Arun Mittal, CFA
VP Business Development
Power REIT
55 Edison Avenue
West Babylon, NY 11704
(T) 917-470-9093
(E) ir@pwreit.com
(W) http://www.pwreit.com/